UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 15, 2010
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification No.)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Transition and Retirement Agreement with Robin N. Dickson
As previously announced, on June 1, 2010, Harmonic Inc., a Delaware corporation (the “Company”), issued a press release announcing that Carolyn Aver has been hired as the Company’s Chief Financial Officer, effective as of June 1, 2010. Also, as previously announced by the Company in a Current Report on Form 8-K filed February 4, 2010, Robin Dickson, the Company’s former Chief Financial Officer, is retiring.
In connection with Mr. Dickson’s retirement from his position as Chief Financial Officer, the Company and Mr. Dickson entered into a Transition and Retirement Agreement (the “Transition Agreement”) on June 15, 2010, which provides that, among other things, from the date of the Transition Agreement until August 31, 2010 (the “Termination Date”), Mr. Dickson will continue to provide his services to the Company as an employee.
The Transition Agreement also provides that, until the Termination Date, Mr. Dickson will be entitled to receive, among other things, his normal standard compensation and benefits as in effect as of the date of the Transition Agreement.
As part of the Transition Agreement, if Mr. Dickson’s employment with the Company terminates on the Termination Date or is terminated by the Company prior to such date, Mr. Dickson shall be entitled to receive the following benefits:
•	A cash payment in an amount equal to Nine Hundred Thousand Dollars ($900,000); and

•	One hundred percent (100%) Company-paid health and dental insurance coverage at the same level of coverage as was provided to Mr. Dickson immediately prior to the termination of employment. If such coverage included dependents immediately prior to the termination of employment, such dependent shall also be covered at Company expense. Company-paid coverage shall continue until the earlier of (i) eighteen (18) months from the Termination Date, or (ii) the date that Mr. Dickson and his dependents become covered under another employer’s group health or dental insurance plans.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Transition and Retirement Agreement by and between Harmonic Inc. and Robin Dickson, dated June 15, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: June 18, 2010

By:	/s/ Patrick J. Harshman
Patrick J. Harshman
Chief Executive Officer